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                                                                  EXHIBIT 99(c)

                         BAY VIEW CAPITAL CORPORATION
                                      Common Shares
                     Initially Offered Pursuant to Rights
                        Distributed to Stockholders of
                         Bay View Capital Corporation

Dear Stockholders:

  This letter is being distributed to all holders of shares of common stock, par value $.01 per share (the "Common Stock"), of record at the close of
business on           , 2001 (the "Record Date"), of Bay View Capital
Corporation (the "Company"), in connection with a distribution of transferable rights ("Rights") to acquire the Common Stock at a subscription price of
$      per share for each share of the Common Stock.

  Each beneficial owner of the Common Stock is entitled to one Right for each one share of the Common Stock owned.

  Enclosed are copies of the following documents:

  1.  The Prospectus Supplement dated           , 2001 relating to the
      Rights, together with an accompanying Prospectus dated           , 2001
      (together, the "Prospectus");

  2.  The Subscription Warrant;

  3. The Instructions as to Use of Bay View Capital Corporation Subscription Warrants (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9);

  4. A Notice of Guaranteed Delivery for Subscription Warrants issued by Bay View Capital Corporation; and

  5.  A return envelope addressed to Mellon Investor Services LLC.

  Your prompt action is requested. The Rights will expire at 5:00 P.M., New
York City Time, on           , 2001, unless extended by the Company (the
"Expiration Date").

  To exercise the Rights, a properly completed and executed Subscription Warrant (unless the guaranteed delivery procedures are complied with) and payment in full for all of the Rights exercised must be delivered to the Subscription Agent as indicated in the Prospectus prior to 5:00 P.M., New York City Time, on the Expiration Date.

  Additional copies of the enclosed materials may be obtained from Mellon Investor Services LLC. Their toll-free telephone number is (800) 737-9864.

                                          Very truly yours,

                                          BAY VIEW CAPITAL CORPORATION

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